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                                                                    EXHIBIT 99.1

CONTACTS:

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INVESTOR RELATIONS                             MEDIA RELATIONS
R. Jackson Blackstock                          J. Brad McGee / Peter Ferris
Tyco International (US) Inc.                   Tyco International (US) Inc.
212-424-1344                                   212-424-1300
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     TYCO RETAINS INDUSTRIAL BUSINESSES, PLANS 100% PUBLIC OFFERING OF CIT
              --LETTER SENT TO SHAREHOLDERS DETAILING RATIONALE--

Pembroke, Bermuda, April 25, 2002--Tyco International Ltd. (NYSE: TYC, BSX: TYC,
LSE: TYI) today announced that it has terminated its plan to separate the company into four separate businesses and is taking steps to further strengthen the long-term prospects of the company. It also reported earnings for the second quarter in an accompanying release.

In a letter below, L. Dennis Kozlowski, Tyco's chairman and chief executive, outlines the rationale behind the decision to keep the businesses together, and discusses the strategy and near-term steps the company will take going forward.

HIGHLIGHTS:

    - Monetize CIT through a 100% public offering--S-1 registration statement to be filed today

    - Reduce debt to further enhance balance sheet

    - Commence share repurchase after monetization of CIT to take advantage of market valuations and strong free cash flow

    - Retain the rest of the Tyco businesses, including the Plastics and Adhesives business

    - Explicitly focus on improving Return on Capital (ROC) as a management goal alongside EPS and cash flow growth

    - Realign management compensation to reflect heightened focus on ROC beginning in FY 2003. Based on this year's anticipated results, no bonuses will be paid to senior corporate management for FY 2002

    - Continue to implement cost-cutting initiatives--restructuring charges taken today in the electronics segment

    - Provide unprecedented disclosure at the business segment level
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TO ALL TYCO SHAREHOLDERS:

    On January 22nd, Tyco announced a plan to unlock shareholder value by separating into four independent, public companies. Today, we are announcing the termination of that plan. I am writing this letter to explain why we are returning to our original strategy for Tyco, and why we have so much confidence in Tyco and its future.

    Over the past 10 years our shareholders have seen Tyco grow into one of the largest industrial companies in the world. We have built industry-leading businesses as a result of our organic growth, a strong commitment to cost control and long-term investment in innovation and product development, as well as our ability to strategically acquire and successfully integrate companies into our core businesses. These businesses can stand on their own feet--and they are led by highly experienced managers who are more than capable of running large public companies.

    Our rationale for the break-up plan was based on a simple premise. Despite superior growth in earnings and cash flow, Tyco was being valued at a significant discount to its peers. Among the reasons for the discount was the market's unease with highly complex companies that are in multiple business lines with few obvious synergies. By splitting up the company, we saw an opportunity to address these concerns and accelerate the creation of value for our shareholders. But we know now it was a mistake, and it is time for us to return our focus to what we do best.

    While our goal in changing the strategy was to do right by our shareholders, we came up with the wrong solution. In retrospect, it is now clear that we took the market by surprise with our announcement, and failed adequately to take into account the extraordinarily fragile market psychology and hostile environment that has distracted and damaged our business in recent months. We compounded the problem by delivering some incremental bad news, especially lower earnings expectations tied to both the distraction as well as the continued downturn in the electronics and telecom industries. As your chief executive officer, I take full responsibility and am aware that Tyco's management has let you down.

    Having said that, it's been upsetting to see inaccurate reporting and unsubstantiated rumors about Tyco given such a public platform. As stewards of a public company we know we are subject to scrutiny every day and the current climate is one in which all companies are under a microscope. We have always tried to be as transparent in our accounting as possible. Indeed, I consider our disclosure to be second to none among our peer companies. That some in the media would compare us to companies that may have intentionally misled investors through the use of financial chicanery is insulting and inaccurate. To be thrown into stories about "accounting scandals" damages our reputation and casts aspersions on our employees. Yes, critics have raised questions about our accounting, which is why we initiated weekly conference calls to address questions from analysts, investors, and even short-sellers who benefit from a stock's decline. We took all questions asked and didn't shy away from answering them. While we've tried to address the inaccurate reporting, of primary concern to me is how we communicate to you, our shareholders. That's one reason why I am writing to you today.

    Right or wrong, one thing is certain: we pursued the break-up plan because we believed it was the best way to unlock value for our shareholders. As anyone who has invested in Tyco over the past decade knows, that is the principle that guides every decision we make. It guided our decision to break up the company. And now, as circumstances have changed, it is guiding our decision to keep it together and take the break up off the table--and to change the way we operate in certain fundamental ways.

THE DISPOSITION OF CIT

    We announced today the registration of the sale of 100% of CIT through an initial public offering, although we remain in discussions with potential strategic acquirers. Now that we have decided to retain our businesses, why sell CIT? As I stated, while the break-up was driven by the desire to unlock

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shareholder value, as we reviewed the strategy we concluded that the sale of CIT would reduce our vulnerability to the debt markets and make the company less complex.

    By fully monetizing CIT, we can eliminate any lingering perceptions about the company's short-term financial position and create a strong foundation for the future. The divestiture of CIT also simplifies Tyco's business model and returns us to the same core businesses with which we created substantial shareholder value over the past decade.

TYCO GOING FORWARD: A STRONG FOCUS ON RETURN ON CAPITAL

    Going forward, we will continue to create shareholder value by building on Tyco's strengths as a world-class operating company using our time-tested and highly successful operating strategies. We remain sharply focused on costs, which has made us the low cost producer in virtually all of our businesses. We will continue to drive organic growth through product innovation, superior service, and geographic expansion. Acquisitions are expected to make up a lower proportion of this growth, although Tyco plans to continue to make strategic acquisitions where they add to the core strength of a division, and meet stringent financial criteria.

    We will approach our businesses with heightened emphasis on Return on Capital (ROC). To underscore this commitment, we are in the process of amending our compensation system for fiscal year 2003 such that a meaningful level of management compensation is explicitly tied to ROC. Of course, earnings per share growth and cash flow generation will also remain key measures. In addition, the senior corporate management team will not receive bonuses this year. However, the operating managers will continue to receive bonuses based on the performance of their divisions.

    In the near-term, in order to take advantage of the current valuation, Tyco will repurchase stock following the monetization of CIT. As we put a greater focus on ROC, we will deploy a greater proportion of our substantial free cash flow towards retiring debt and repurchasing stock.

    The stepped-up focus on ROC supports our decision not to sell Tyco Plastics. We were selling Plastics and Adhesives only because it did not fit with our other companies in a break-up scenario. Tyco Plastics' operations generate excellent returns and significant amounts of free cash flow that can now be used to grow our businesses and improve ROC. These returns would be far greater than any benefits we would achieve by using the proceeds of a sale to repay debt.

    Let me make three final points about Tyco going forward. First, one of the benefits of a break-up that we pointed to in January was the increased transparency that you get from smaller companies--simply because the materiality threshold is so much lower. Despite our plan to retain the Tyco Industrial companies, we remain committed to increased transparency. I believe that Tyco has the most detailed financial and operational disclosure of any of our peers. But because we believe that superior disclosure is a basic requirement for a fair valuation (now more than ever), we will be providing even greater detail on performance and balance sheet items by segment than we have in the past.

    Second, we will continue to be relentless and opportunistic in the pursuit of shareholder value. Now that we have ruled out a break-up, Tyco--as well as its employees, customers, vendors and investors--will have a stable planning horizon.

    Third, we have warned investors that our 25% to 40% earnings growth rates were unsustainable, especially as Tyco grew to become a larger and larger company. I expect our evolved strategy with an explicit emphasis on ROC--in addition to Tyco's sheer size--will yield 10% to 15% growth in earnings and cash flow per share, with rising returns on capital. This is still superior performance, and sustainable for the long term.

    Let's not forget that we have one of the best track records of companies our size when it comes to delivering shareholder value. According to THE WALL STREET JOURNAL'S annual shareholder scoreboard,

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Tyco delivered average annualized returns of 30.5% for the 10 years ending
December 31, 2001. That's the exact same figure the JOURNAL cited for Microsoft's returns over the same time period. We can't lose sight of the enviable performance of this company over the years. Even including this year's decline in the share price, over 10 years the Company's total return is 535%, compared to the Standard & Poor's 500 stock index return of 225%. During my tenure as CEO, we have increased our cash flow per share by 29% annually and our earnings per share by 27%.

CURRENT OUTLOOK

    Tyco also reported earnings today. While our earnings before charges are in line with the consensus estimates, they are less than initially expected. This performance is a clear reflection of the severe weakness in our electronics and telecom businesses, and the impact of disruptions to our other businesses over the past three months.

    We also announced today that we took a $3.3 billion charge during the quarter for a series of items, which result from the fierce decline in the electronics and telecom markets. We will spend around $331 million to reduce headcount by 7,100 and close 24 facilities, primarily in the electronics and telecom operations. While this is painful, there really is no other alternative given the state of these markets. We are writing down the carrying value of our investment in the Tyco Global Network. The bankruptcies of virtually all of our sub-sea competitors and the subsequent market valuations of their assets, in addition to the telecommunications market outlook, require us to carry our network at a lower value. This said, I remain confident that our investment in the network will pay off: the Tyco Global Network (TGN) is the most technologically advanced system in the water and I believe that demand will continue to grow and ultimately catch up with the available capacity.

    The near-term outlook for earnings is very challenging. We now expect fiscal 2002 earnings, before charges, to total around $2.60--$2.70 per share. This includes earnings from CIT for the full year.

    Our reduced expectations reflect the continued downturn in the electronics and telecom markets. They also reflect what we call the "distraction costs' caused by the announcement of our break-up plan, as well as by a wave of negative--and too often, inaccurate or simply unfounded--media reports and rumors. Customers, suppliers and employees were put on hold by what they read. While I believe the disruptions are short lived, they are significant. But I expect the costs are temporary and will fade in the coming months.

THE FUTURE

    This brings me full-circle to where I started the letter--the decision to keep Tyco together and pursue time-tested strategies to restore earnings and growth.

    Tyco is a collection of great businesses. We are a leader in each--and by this I mean not only in size, but also in terms of being the lowest cost, most innovative and best positioned in their industries. We have nurtured these from a small base and have grown them into world-class businesses headed by leaders in their respective fields.

    - TYCO ELECTRONICS continues to gain market share through its development of new, innovative products and superior service. This, combined with a highly successful strategy to become a one-stop source in response to customer demand, has made Tyco Electronics the trusted supplier to many world-class companies. Our products support the increased amount of electronics related to automotive GPS, adaptive cruise control, park distance control and entertainment systems. As an example, we are providing two optical interconnection networks for the new BMW 7 Series. Tyco Electronics has become the unchallenged world leader in electronic components, relays, and switches in just a few short years--the result of carefully executed acquisitions, as well as outstanding operating performance. We have taken the right steps during the current soft market

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      conditions to ensure that we are attractively positioned to benefit significantly from improving industry conditions. Virtually any product that uses electrical or electronic components contains parts manufactured by Tyco Electronics. From our roots in manufacturing printed circuit boards since 1967, we have grown this business into a powerhouse generating over $10 billion in annual revenues. Tyco Telecommunications, formerly TyCom Ltd., has been the leading provider of undersea systems for over 45 years. As the provider of both transoceanic systems and wholesale bandwidth on the TGN, Tyco Telecommunications is the only full-spectrum provider of global optical networks and is uniquely positioned to leverage this position of strength when the market for undersea systems and capacity rebounds.

    - TYCO HEALTHCARE AND SPECIALTY PRODUCTS grew from a relatively small base of disposable medical products several years ago to become Tyco Healthcare, which has emerged as one of the largest medical device companies in the world, competing with companies such as Johnson & Johnson, Baxter and Abbott Laboratories. We've increased our sales from $600 million in 1994 to $7 billion in 2001. As a global disposable medical products company offering a full line of products, we hold the number one or two global positions in our markets. Brands include Kendall, U.S. Surgical, Valleylab and Mallinckrodt. Our healthcare business is driven by consumables, which makes it extremely stable regardless of the economic environment. In an industry where product quality can mean the difference between life and death, Tyco Healthcare is a trusted supplier to medical centers, professional healthcare providers, nursing homes, and other purchasers of healthcare supplies and equipment. Tyco Plastics and Adhesives is an industry leader, a low cost supplier, and a generator of healthy returns and strong free cash flow.

    - TYCO FIRE AND SECURITY SERVICES is the largest single provider of total security solutions to residential, business and governmental customers and is the world's largest fire protection company. Since 1997, Tyco Fire & Security Services has increased revenues from $3.9 billion to $10 billion in 2001. Tyco Fire & Security Services is recognized as a leading innovator across its global markets and owns some of the most highly respected brands in fire protection equipment including Ansul, Grinnell, Simplex, and Scott. Scott is launching SEMS, the first airpack for firefighters with an integrated communications system.

      Against the backdrop of rising security concerns around the world, ADT continues to thrive with over seven million customers worldwide, which is an increase of 400% from the customer base of ADT when it combined with Tyco in 1997. Sensormatic, which was recently acquired by Tyco Fire & Security, was the official electronic security supplier for the Winter Olympic Games. During the second quarter, literally millions of visitors, athletes and dignitaries were protected by our integrated security systems installed in Salt Lake City. This protection area covered over 30 venues and included more than 500 video surveillance cameras all networked together. The worldwide base of recurring monitoring revenues from these businesses continues to grow and demand for high-end commercial and government systems is robust. Recent contracts include the protection of the U.S. Capitol building, Germany's new parliament in Berlin, one of New Zealand's most important tunnels, a major Science and Technology complex in Hong Kong, and Tokyo's central data center.

    - TYCO ENGINEERED PRODUCTS AND SERVICES, a segment which will be broken out beginning with the June quarter, is the leading valve and pipe manufacturer in the world. From a relatively limited line of valves ten years ago, Tyco Engineered Products and Services has evolved into the world's largest valve company and a single source for the largest selection of valves in the world. Revenues have grown from $1.1 billion in 1997, at the time of the Keystone acquisition, to $2.8 billion in 2001. Its low cost position generates superior returns and healthy free cash flow. Comprised of most of the businesses of the old Flow Control segment, Tyco Engineered Products and Services manufactures and distributes products that move, control, and sample liquids, gases, powders, and other substances. These products include valves, pipe, couplings,

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      fittings, meters, pipe hangers, steel fence posts, steel channel and other related products. Examples of recent large projects awarded include the design, supply and installation of heat management systems for Shell Oil in western Canada and valves for the Berri Ethane Gas Plant in Saudi Arabia. Its Tyco Infrastructure division is a leading global engineering firm, ranked by ENGINEERING NEWS RECORD as the number one company in water and wastewater.

    In sum, Tyco has great people and great businesses that make the world safer, healthier and cleaner. We have first-class manufacturing and service operations, bound by a cost-conscious, entrepreneurial culture. Following the monetization of CIT, run by Al Gamper and his experienced management team, we will have easier and lower cost access to capital and an enhanced balance sheet.

    In the past four months, we have taken the opportunity to come forward and present our accounting practices and answer any and all questions. We hope our willingness to open ourselves to an unprecedented degree of scrutiny--and the quality of our answers--gives investors confidence as they consider making future investments in Tyco.

    My excitement about Tyco's prospects is not limited to our mix of business or their market positions. I am enthusiastic because of our people. I would like to thank Mark Swartz, our chief financial officer, and the corporate team for their hard work and support. I am especially grateful to our operating managers. These are people like Rich Meelia, President of Tyco Healthcare and Speciality Products; Jerry Boggess, President of Tyco Fire & Security Services; Juergen Gromer, President of Tyco Electronics; and Bob Mead, President of Tyco Engineered Products and Services. These are the leaders who helped grow Tyco's free cash flow from $90 million in 1992 to over $3 billion in fiscal year 2002--and who continue to drive Tyco's superior performance today, despite the recent distractions.

    Unlike conglomerates that frequently shift managers from division to division, Tyco encourages a strong sense of ownership in its management teams. The result is a group of highly experienced leaders, each an expert in their respective businesses who could be leading large public companies. They want to work at Tyco because they like the strategic freedom offered by Tyco, our pay-for-performance philosophy, and the opportunity to build something great. My enthusiasm for Tyco is based on my confidence in this talented team.

    The past few months have been difficult for Tyco's shareholders and employees. For me personally, they have been the most difficult of my career. But the issues are temporary and solvable. I am proud of our workforce. Despite the distractions, the men and women who have made Tyco a great company have proven to be resilient and remain committed to delivering quality services and products to our valued customers.

    We know we have some work to do if we are to regain your trust and confidence--and we are committed to returning Tyco to the track of superior performance and shareholder value creation that it delivered in the past decade. Our watchwords for the future are performance, communication and execution.

L. Dennis Kozlowski
Chairman of the Board and Chief Executive Officer

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FORWARD-LOOKING INFORMATION

    THIS LETTER CONTAINS CERTAIN 'FORWARD-LOOKING STATEMENTS' WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND TYCO'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: COMPLETION OF THE DISPOSITION OF CIT, FUTURE FINANCIAL AND OPERATING RESULTS, DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES AND CAPITAL COSTS.

    ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING TYCO'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

    MORE DETAILED INFORMATION ABOUT THESE FACTORS IS SET FORTH IN TYCO'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING TYCO'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, TYCO'S ANNUAL REPORT TO SHAREHOLDERS, CIT'S TRANSITION REPORT ON FORM 10-K FOR THE PERIOD FROM JANUARY 1, 2001 TO SEPTEMBER 30, 2001, AND TYCO'S AND CIT'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2001. TYCO IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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